INVESTOR PRESENTATION December 2017

FORWARD-LOOKING STATEMENTS 2 Some of the statements in this presentation constitute “forward-looking statements” about Sunoco LP (“SUN”, “we”, “our, and “us”) that involve risks, uncertainties and assumptions, including, without limitation, statements regarding SUN’s proposed sale of a majority of its convenience store locations to 7-Eleven, Inc. (the “Retail Divestment”), the expected future performance of SUN (including expected results of operations and financial guidance), and SUN’s future financial condition, operating results, strategy and plans. These forward-looking statements generally can be identified by use of phrases such as “believe,” “plan,” “expect,” “anticipate,” “intend,” “forecast” or other similar words or phrases in conjunction with a discussion of future operating or financial performance. Descriptions of SUN’s and its affiliates’ objectives, goals, targets, plans, strategies, costs, anticipated capital expenditures, expected cost savings, potential acquisitions and related financial projections are also forward-looking statements. The following factors, among others, could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements we make in this presentation: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement; (2) the inability to complete the Retail Divestment in a timely manner or at all, including due to the failure to obtain necessary regulatory approvals required to complete the transactions contemplated by the asset purchase agreement; (3) the risk of not fully realizing expected synergies in the timeframe expected or at all; (4) the risk that the proposed Retail Divestment disrupts current plans and operations, increases operating costs, results in management distraction and the potential difficulties in maintaining relationships with customers, suppliers and other third parties and employee retention as a result of the announcement and consummation of such transactions; and (5) the outcome of any legal proceedings instituted against the company following announcement of the Retail Divestment and transactions contemplated thereby. These statements represent present expectations or beliefs concerning future events and are not guarantees. Such statements speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement. We caution that forward-looking statements involve risks and uncertainties and are qualified by important factors that could cause actual events or results to differ materially from those expressed or implied in any such forward-looking statements. For a discussion of these factors and other risks and uncertainties, please refer to SUN’s filings with the Securities and Exchange Commission (the “SEC”), including those contained in SUN’s 2016 Annual Report on Form10-K and Quarterly Reports on Form10-Q which are available at the SEC’s website at www.sec.gov. Investor Relations Contact Information: Scott Grischow Derek Rabe, CFA Senior Director, Treasury & Investor Relations Senior Analyst, Investor Relations & Finance (214) 840-5660 (214) 840-5553 scott.grischow@sunoco.com derek.rabe@sunoco.com

3 2017 – LAYING THE FOUNDATION FOR THE FUTURE ● Continued strength in wholesale margins along with an upswing in retail margins drove improvement in key financial metrics • Decreased leverage from 6.5x as of 12/31/16 to 5.6x as of 9/30/17 • Increased LTM cash coverage from 0.98x as of 12/31/16 to 1.04x as of 9/30/17 • Reduced capital spend by 34% in maintenance and 55% in growth from 2016 actual to 2017 guidance levels • Withstood two major hurricanes in key markets with minimal damage / business downturn ● Change in strategic focus from convenience stores to fuel logistics and distribution • In April, announced divestiture of the majority of company-operated retail operations to 7-Eleven which includes a long-term, take-or-pay fuel supply agreement • This transformational transaction serves as the basis for SUN’s path forward • Initiated the exit of company-operated locations in West Texas • Organizational transformation • Leadership • Cost structure

4 7-ELEVEN: CLOSING ON TRACK ● Key deal terms on April 6, 2017 • $3.3 billion for ~1,110 company-operated convenience stores • ~2.2 billion gallons through a 15-year fixed-rate, take-or-pay fuel supply agreement • Additional 500 million gallons over the first four years ● 7-Eleven, Inc. and Sunoco LP are jointly committed to closing the value-creating transaction. The companies believe the transaction to be in the latter stages of the regulatory approval process with the Federal Trade Commission. Subject to completion of the regulatory process and customary closing conditions, 7-Eleven and Sunoco expect closing to occur in January 2018 ● We believe any regulatory or contractual modifications to the April 6th deal terms will have an immaterial impact on coverage and leverage goals • Regulatory and contractual modifications could include: results of FTC review, real estate and other consents, and hurricane damage • Sunoco’s multi-channel fuel distribution operations allow for redeployment of these sites • Distributors, dealers and commission agents • Use of the various fuel distribution channels allows SUN to balance cash proceeds with retained EBITDA resulting in improving leverage and coverage ratios

WEST TEXAS: DEFINED VALUE-CREATING PATH ● A signed agreement with a proven operator for the 207 West Texas sites as a commission agent • The conversion of sites is expected to occur in Q1 2018 • Commission agent is a proven and profitable channel within our current fuel distribution portfolio ● Key elements of commission agent model • Commission agent operates retail locations • Generates stable rental income through SUN’s continued ownership of real estate • Captures a material portion of fuel margin less a commission to the agent • Provides optionality for future asset sales • Commission agent model operations are included in previously announced 50% reduction in overhead ● Opportunity to capture upside of West Texas growth via commission agent terms ● Delivers on coverage (~1.1x) and leverage (~4.5-4.75x) goals • Significant EBITDA retention and immediate accretion to distributable cash flow and distribution coverage • The commission agent model was developed early in the West Texas sales process as a high-value alternative to an asset sale • Proved to be the best option based upon the analysis of balancing EBITDA retention and after-tax cash proceeds • Combined with the 7-Eleven transaction, allows for debt reduction, redemption of preferred equity and repurchase of common units 5

GUIDANCE ON THE NEW BUSINESS MODEL

Operating Expenses	G&A Expenses	Cents Per Gallon	Maintenance Capital	Growth Capital
~$325 million	~$140 million	8.0 to 9.5 range	~$40 million	~$90 million
• The 7-Eleven transaction eliminates a majority of field level employee support, insurance costs, and store operations • We expect to reduce operating expenses by approximately 70%	• With the elimination of the back office support required to run company operations, we expect to reduce G&A by ~50%	• Wholesale margins have historically been consistent but above our 6 to 8 guidance range • Taking into account the new business model with a significant fixed-fee contract, we are raising the range to 8.0 to 9.5 CPG	• The retention of the West Texas sites under a commission agent model results in a ~$5 million increase from previous guidance of $35 million	• The exit of the retail business eliminates new-to-industry builds • Growth capital will be focused on profitably growing wholesale volumes

SUNOCOLP

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7 KEY INVESTMENT HIGHLIGHTS OF THE NEW BUSINESS MODEL Significant Economies Of Scale Portfolio Of Stable Income Streams Runway Of Diversified Growth Lean Capital And Expense Structure With A Disciplined Financial Strategy Attractive Fuel Distribution Sector 1 2 3 45

8 SIGNIFICANT ECONOMIES OF SCALE TO THRIVE IN AN ATTRACTIVE FUEL DISTRIBUTION SECTOR ● Fuel distribution sector remains robust • Fuel distribution margins have been attractive and stable • 2016 U.S. gasoline demand was highest on record at 9.3 MBD ● SUN is well positioned to capitalize on sector opportunities • Scale: Over 8 billion gallons a year • Purchase the majority of fuel at bulk and sell at branded prices • Brand Power and Options: Continue to sign up new Sunoco-branded dealers and distributors • Also one of largest distributors of Exxon, Chevron and Valero brands in U.S. • Fragmented industry provides acquisition opportunities on a foundation of organic growth ● Focus on fuel distribution makes SUN a compelling investment in a rising, flat or declining fuel demand environment • Rising • Higher fuel demand equates to more gallons sold and more opportunities • Flat or Declining • Growing excess of U.S. refining capacity provides support for fuel distribution…we are short in a long market • Fragmentation provides synergetic acquisition opportunities and allows SUN to further increase our market share 1 2&

3 PORTFOLIO OF STABLE INCOME STREAMS

~ % of Gross Profit

Wholesale Fuel Income ~70%[1]

Portfolio of Diversified Channels

- 7-Eleven: 15-year take or pay
- Dealers
- Commission agents
- Distributors
- Aloha fuel sales
- Commercial accounts
- Transmix operations
- Terminals



Average: 9.1¢
Minimum: 8.3¢
12.0¢
8.0¢
4.0¢
0.0¢
1Q'15
2Q'15
3Q'15
4Q'15
1Q'16
2Q'16
3Q'16
4Q'16
1Q'17
2Q'17
3Q'17

Wholesale margins[1] show stability over the past ~3 years

Rental Income ~15%[1]

Rental Income

- SUN leases, or subleases, locations to third-party operators
- Stable, long-term income

Other Income ~15%[1]

Other Income

- Includes merchandise income, franchise revenue, credit card services, and ethanol processing

SUNOCO LP

(1) Adjusted for impact of retail divestitures and the commission agent arrangement

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4 LEAN CAPITAL AND EXPENSE STRUCTURE WITH A DISCIPLINED FINANCIAL STRATEGY

Maintain Disciplined Leverage Profile	Distribution Coverage	Balanced Financing Strategy	Capital And Overhead Light Model	Liquidity
Target ~4.5x – 4.75x Leverage Ratio	**Target ~1.1x Distribution Coverage**	**Invest In Projects That Support Leverage And Coverage Targets**	**Maintain Cost Efficient Model Through Growth**	**Maintain Credit Facility Availability And Secured Capacity**
• Expect leverage to reach target range post transaction closing • Maintain leverage within the target range on a go forward basis	• Expect to maintain current distribution level on a go forward basis	• Projects evaluated using a ~50/50 capital structure • Investments must be NPV positive and accretive to distributable cash flow while maintaining leverage	• Maintenance capital requirements reduced by ~50% for 2018 • G&A costs reduced by ~50% for 2018	• Reduced reliance on secured debt provides greater financing flexibility • Monitor credit facility capacity and access to capital markets

SUNOCO LP

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11 RUNWAY OF DIVERSIFIED GROWTH Grow Core Fuels Logistics And Distribution Business Manage Organic Growth Expand Into Adjacent Sectors • Consolidation opportunities in a highly fragmented sector • The sector trades at reasonable acquisition multiples • Leverage scale to quickly realize material synergies • Utilize multi-channel strategy to optimize returns on acquired assets • Obtain incremental business from existing customers • Leverage Sunoco brand as well as other major fuel brands to sign up new customers • Diversify into adjacent sectors to drive further income stability • Capitalize on current large fuel distribution business to realize synergies through acquisition of logistics assets (e.g., product terminals) 5 A long runway of growth while maintaining a disciplined financial strategy within our coverage and leverage targets

12 Appendix

13 WEST TEXAS STORE STATISTICS Geographic Composition Real Estate Composition Total Sites Midland/Odessa 33 Texoma 24 San Angelo 45 Lubbock/High Plains 56 Permian - Other 38 Abilene 11 Total 207 Owned 138 67% Leased 69 33% Total 207